SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 18, 2009

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-3525	New York	13-4922640
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

COLUMBUS SOUTHERN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-2680	Ohio	31-4154203
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

OHIO POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-6543	Ohio	31-4271000
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

See discussions of Ohio rate matters beginning on pages A-78 and H-17 of the Annual Report on Form 10-K for the year ended December 31, 2008.

On March 18, 2009, The Public Utilities Commission of Ohio (“PUCO”) issued an order that modified and approved Columbus Southern Power Company’s (CSPCo’s) and Ohio Power Company’s (OPCo’s) (collectively, the Companies) Electric Security Plans (ESPs) (the “Order”). If accepted by the Companies, the ESPs would be in effect through 2011.  The Order authorized increases to customers’ rates during the ESP period. The PUCO capped the overall bill increases, including the FAC referred to below, for CSPCo to 7% in 2009, 6% in 2010 and 6% in 2011, and for OPCo to 8% in 2009, 7% in 2010 and 8% in 2011. The Order provided that 2009 rates would be effective as of January 1, 2009, and that the Companies may, after final PUCO review and approval, collect the 2009 revenues over the remainder of 2009. These revenue percentage increases are projected to result in increased revenues of approximately $116 million, $109 million and $116 million for CSPCo and approximately $130 million, $125 million and $153 million for OPCo for the years ending December 31, 2009, 2010 and 2011, respectively.

The Order provides a fuel adjustment clause (FAC) for the three-year period of the ESP that allows the Companies to pass through to customers actual fuel costs incurred, along with purchased power and related expenses that will be trued-up, subject to the annual caps described above and to annual prudency and accounting review. The Order also allows the Companies to defer unrecovered fuel expenses resulting from the annual caps and to accrue carrying charges on such deferrals at the Companies’ weighted average cost of capital. Any deferred fuel balance at the end of the ESP period would be recovered through a non-bypassable surcharge over the period 2012 through 2018. The quarterly deferred FAC balances for 2009 are expected to be material.  The PUCO rejected a proposal by several intervenors to offset the FAC costs with a credit for off-system sales margins.

Additionally, the Order addressed several other items, including:

•
Approved new distribution riders, subject to true-up for recovery of costs for enhanced vegetation management programs and gridSMART.  The PUCO ordered the Companies to mitigate the costs of gridSMART by seeking matching funds under the American Recovery and Reinvestment Act of 2009. The PUCO denied the other distribution system reliability programs proposed by the Companies as part of the ESP filing and decided those requests would need to be examined in the context of a complete distribution rate case.

•
Approved the Companies’ request to recover the incremental carrying costs that will be incurred after January 1, 2009 for environmental investments made from 2001 through 2008 that are not reflected in existing rates.

•	Approved 90% of the Companies’ request for a Provider of Last Resort charge to compensate for the risk of customers changing electric suppliers.

•
Found that the Companies’ shareholders should fund a minimum of $15 million in costs over the ESP period for low-income, at-risk customer programs.  This funding obligation will be recognized as a liability and an adjustment to reported earnings for the three month period ending March 31, 2009.

•
Ordered that the Companies’ request for recovery of certain existing regulatory assets, including customer choice implementation as part of the ESPs, would be more appropriately considered in the context of the Companies’ next distribution rate case.  These assets total $56 million for CSPCo and $38 million for OPCo as of February 28, 2009.

•	Allowed the Companies to request, through an annual filing, future recovery of carrying charges on environmental expenditures incurred beginning in 2009.

Finally, consistent with its decisions on ESP orders of other companies, the PUCO ordered that it will establish a proceeding to examine the methodology for the Significantly Excessive Earnings Test (SEET) that will be applicable to all electric utilities in Ohio. However, the PUCO decided that the Companies’ SEET would exclude off-system sales margins and FAC deferrals and related expenses.  The PUCO’s review of the Companies’ 2009 earnings is not expected until the third quarter of 2010.

The Companies intend to file a motion requesting rehearing of certain elements of the Order, and the Companies also expect intervenors to file motions for rehearing.

This report made by AEP, CSPCo and OPCo contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Although AEP believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.  Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: economic climate and growth in, or contraction within, AEP service territories and changes in market demand and demographic patterns; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impairing the ability to finance new capital projects and refinance existing debt at attractive rates; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP generating plants including the ability to restore Cook Plant Unit 1 in a timely manner; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; the ability to build or acquire generating capacity and transmission line facilities (including the ability to obtain any necessary regulatory or siting approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are cancelled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including disputes arising from the bankruptcy of Enron Corp. and related matters) the ability to constrain operation and maintenance costs; the ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading markets; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of the recently passed utility law in Ohio and the allocation of costs within RTOs, including PJM and SPP; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by the pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices for power to generate and sell at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.
COLUMBUS SOUTHERN POWER COMPANY
OHIO POWER COMPANY

By:	/s/ Joseph M. Buonaiuto
Name:	Joseph M. Buonaiuto

March 24, 2009